LICENSE AGREEMENT

This License Agreement (this "Agreement"), dated as of Date (the "Effective Date"), is entered into by and between Network Technology, Inc., a Maryland C corporation ("RxNT"), and eRXSYS, Inc., a Nevada C corporation ("eRXSYS"). RxNT and eRXSYS are each sometimes referred to herein as a "Party" and collectively as the "Parties".

                                                                              I.   BACKGROUND AND RECITALS

1.1   eRXSYS intends to partner with physicians to provide paperless prescriptions that safely enhance patient care.  The focus will be on the pain management segment of the physician office market place.

1.2   RxNT owns the RxNT Technology (as hereinafter defined) and the Licensed Products (as hereinafter defined), and has the right to grant licenses of the Licensed Products thereunder.

1.3   eRXSYS desires to obtain from RxNT, and RxNT hereby desires to grant to eRXSYS, certain non-exclusive licenses to the Licensed Products as provided in this Agreement.

                                                                                           II.   DEFINITIONS

The following terms shall have meanings ascribed to them below:

            2.1   "Affiliate" means, with respect to either Party, any Person that (directly or indirectly) controls, is controlled by or is under common control with that party. "Control" of a Person means the power (directly or indirectly) to direct the management or policies of that Person, whether through ownership of voting securities, by contract, by agency or otherwise. For purposes of this Section, "Person" means a corporation, partnership, joint venture, association, individual or other entity.

            2.2   "End Users" means eRXSYS’s end user customers, including without limitation, participating physicians and pharmacies, who have each entered into an End User License with eRXSYS prior using the Licensed Products to access the Services.

            2.3   "End User License" means the standard form of license allowing End Users to use the Licensed Products solely to access the Services, and not for resale or transfer to others, and as provided in Section 3.1 below.

            2.4   "Licensed Products" means the products identified on Exhibit A attached hereto, and any derivatives, modifications and/enhancements thereto developed pursuant to this Agreement and during the Term (defined in Section 9.1 below).

            2.5   "RxNT Technology" means the intellectual property of RxNT, including, without limitation, any patent, patent application, source code, object code, software, copyright, trademark and/or trade secret related to or embodied by the Licensed Products.

            2.6   "PBM" means a pharmacy benefit management company (e.g., Express Scripts and Merck-Medco).

            2.7   "RxHub" means RxHub LLC, a Delaware limited liability company.

            2.8   "Services" means the electronic prescription services providing .

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            2.9   "eRXSYS Customer" means any person or entity which purchases Services from eRXSYS during the Term, including, without limitation, physician group or healthcare organization; provided, however, that a "eRXSYS Customer" shall not include any person or entity that has purchased products or services from RxNT during the six (6) month period prior to such time that such person, entity or agency first purchased products or services from eRXSYS.

           2.10  "eRXSYS Product" means the product developed pursuant to this Agreement, which incorporates the Licensed Products, for the sole purpose of providing the Services to the eRXSYS Customers.

                                                                                          III.   GRANT OF LICENSE BY RXNT

            3.1   License Grant; During the Term, and subject to the terms and conditions of this Agreement, RxNT hereby grants to eRXSYS, the non-exclusive right and license to use the compiled object code version of the Licensed Products exclusively to market and sell the Services and provide the Services to End Users. The Licensed Products may be used to market, sell and provide the Services to one thousand (1000) End Users who enter into an End User License with eRXSYS; the terms of such End User License shall be in a standard form and shall be approved in advance and in writing by RxNT, which approval shall not be unreasonably withheld or delayed. eRXSYS agrees not to disassemble or reverse engineer the Licensed Products in whole or in part, except to the extent that such restriction is expressly prohibited by applicable law. eRXSYS has the option of purchasing additional End User Licenses in increments of one thousand (1000) End Users per $100,000 under identical terms and conditions described herein.

             3.2   Improvements. Any modifications, customizations and/or improvements (the "Improvements") to the Licensed Products required or desired by the Parties to implement the Services shall be made solely by RxNT unless approved in advance and in writing by RxNT. Any Improvements developed with the purpose of exclusive use and license by eRXSYS shall require mutually agreed upon written consent by eRXSYS and RxNT prior to development. RxNT shall own all rights, title and interest in and to the Improvements and RxNT hereby agrees to grant to eRXSYS an annual, non-exclusive license to use the Improvements solely in conjunction with the authorized use of the Licensed Products. eRXSYS agrees that it shall use only the Licensed Products (including without limitation RxNT’s interface to RxHub) for each prescription transaction generated by eRXSYS Product .

                                                                                 IV.    BRANDING AND TRADEMARK USAGE

              4.1   Branding. The initial Licensed Product to be offered by eRXSYS shall be distributed under the brand name ASSURED SCRIPT . All Licensed Product distributed by eRXSYS under this Agreement shall also be marked "powered by RxNT" unless otherwise mutually agreed to by the Parties in advance and in writing. The designation "powered by RxNT" shall be placed in a conspicuous and highly visible location on the Licensed Product and shall be displayed on the End Users computer screen each time the License Product is launched.

              4.2   Use of Trademarks. During the Term, eRXSYS may use trademarks owned by RxNT that are associated with the Licensed Product(s), subject to the following conditions. eRXSYS agrees to use the appropriate trademark symbol (either TM or ® in a superscript following the Licensed Product name) and clearly indicate RxNT’s ownership of the trademark whenever the Licensed Product name is mentioned in any computer screen display, advertisement, brochure, or in any other manner in connection with the Licensed Products. eRXSYS shall at least annually provide RxNT with samples of all screen displays, literature, packages, labels and labeling prepared by eRXSYS that uses the Licensed Product name. Solely as set forth in Section 4.1 above, eRXSYS may use another brand name, trademark or service mark in addition to any of the RxNT trademarks. eRXSYS shall not combine RxNT’s trademarks and other marks so as to effectively create a unitary composite mark without the prior written approval of RxNT. eRXSYS acknowledges the ownership of the RxNT trademarks in RxNT and agrees that it will do nothing inconsistent with such ownership and that all use of the RxNT trademarks will inure to the benefit of and on behalf of RxNT.

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                                                                                        V.   DUTIES AND RESPONSIBILITIES

                5.1   During the Term, eRXSYS intends to partner with physicians to provide paperless prescriptions that safely enhance patient care.  The focus will be on the pain management segment of the physician office market place.

                5.2   Activities may include the following:

                        (a)   Marketing of the prescription writing software to large groups within geographic areas.

                        (b)   Marketing of a variety of healthcare products and services based on software and transaction services to a variety of healthcare submarkets.

                5.3   During the Term, RxNT shall undertake to achieve the following duties and responsibilities:

                        (a)   Ensuring that the Licensed Products remain in good standing with PBM’s, RxHUB and all applicable industry regulatory rules (with eRXSYS agreeing to cooperate with RxNT in such efforts).

                        (b)   Maintaining network connectivity and business relationships with PBM’s and RxHUB.

                        (c)   Customizing and installing the product to combine the ASSURED SCRIPT .

                        (d)   Considering and approving all pricing models for the product.

                        (e)   Jointly responsible with eRXSYS (subject to Section 3.2 above) for the design and implementation of the network and product architecture of the ASSURED SCRIPT product and service.

                         (f)   Second level support of the ASSURED SCRIPT product and service.

                 5.4   During the Term, eRXSYS will shall undertake to achieve the following duties and responsibilities:

                         (a)   Primary responsible for the sales and marketing of the ASSURED SCRIPT product.

                         (b)   Sourcing appropriate financing for eRXSYS.

                         (c)   Jointly responsible with RxNT (subject to Section 3.2 above) for the design and implementation of the network and product architecture.

                         (d)   First level support of the product and service.

                         (e)   General product implementation, including training of personnel.

                                                                                            VI.   TITLE AND OWNERSHIP

                  6.1   eRXSYS hereto expressly acknowledges and agrees that the ownership of and all right, title and interest in the RxNT Technology and Licensed Products, the components comprising the RxNT Technology and Licensed Products, and any trademark, trade name, trade secret, patent or copyright relating

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to the RxNT Technology and Licensed Products is and will remain vested solely in RxNT. Except as otherwise provided herein, e RXSYS will not have access to or permission to use in any manner the RxNT Technology, including without limitation the source code version of the Licensed Products, without the express written permission of RxNT.

                                                           VII.   LICENSE FEES; ROYALTIES; STOCK APPRECIATION RIGHTS

                 7.1   eRXSYS will pay to RxNT a license fee of $100,000, $50,000 of which shall be payable upon execution of this contract, and the remaining $50,000 of which shall be payable upon "going live" as indicated by the installation of a functional version of the product.

                 7.2   eRXSYS will commence paying RxNT royalties (the "Royalties") equal to twenty five percent (25%) of the Gross Profit from the sale of the ASSURED SCRIPT product of eRXSYS for the remainder of the Term.

                7.3   Royalties due under Section 7.2 above shall be paid on a calendar monthly basis within thirty (30) days after the end of the applicable calendar month. Payments shall be made by wire transfer to an account specified by RxNT in writing at least thirty (30) days prior to the date a Royalty payment is due. Within thirty (30) days after the end of each calendar month, eRXSYS shall furnish to RxNT a report providing the Gross Profit, and Gross Revenues for the ASSURED SCRIPT product for the applicable monthly period.

                7.4   eRXSYS agrees to make and maintain such books, records and accounts as are reasonably necessary to verify the Royalty payments due RxNT under this Agreement. An independent certified accountant, selected by RxNT, may, upon reasonable notice and during normal business hours, but no more than once per calendar quarter, audit and inspect those records of eRXSYS which are necessary to determine the accuracy of the Royalty payments made by eRXSYS to RxNT under this Agreement. In the event that that any such audit reveals that the Royalties paid to RxNT for a given calendar quarter are more than five percent (5%) greater than the Royalties actually paid by eRXSYS for that calendar quarter, then in addition to remitting all outstanding Royalties shown to be due under such audit, all reasonable out-of-pocket expenses incurred by RxNT in conducting the audit shall be paid by eRXSYS within thirty (30) days of receiving the auditor’s report; otherwise, all expenses incurred by RxNT in conducting such audit will be borne by RxNT.

                                                                                             VIII.   NO COMPETITION

                8.1   The Parties acknowledge and agree that, during the Term, RxNT will not sell the Licensed Products (whether as a standalone product or in combination with any other product) to any existing eRXSYS physician group or healthcare organization.

                                                                                      IX.   TERM AND TERMINATION

               9.1   The term of this Agreement shall commence on the Effective Date and shall continue for three (3) years or until terminated (a) upon the written consent of both RxNT and eRXSYS; or (b) as provided in Sections 9.2 or 9.3 below (the "Term"). Such term shall automatically be extended for additional one-year terms thereafter upon payment of an agreed upon annual licensing fee or unless either party notifies the other, not less than thirty (30) days prior to the expiration of the applicable term, of its intention not to renew the Agreement. In the case of a change in ownership or control of RxNT pursuant to Section 15.1 below, the RxNT Successor (as defined in Section 15.1) shall provide prior written notice to eRXSYS, not less than twelve (12) months prior to the expiration of the applicable term, of its intention not to renew the Agreement. Any debts, obligations covenants or liabilities accrued hereunder between the Parties shall survive the expiration or termination of this Agreement for whatever reason.

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               9.2   Either Party shall have the right to terminate this Agreement upon a material default by the other Party of any of its obligations hereunder, if such default has not been cured within sixty (60) days after receipt of written notice from the other Party of the alleged default.

               9.3   In the event either Party files a petition in bankruptcy or in case a petition in bankruptcy is filed against such Party and said petition is not dismissed within ninety (90) days thereafter, or if said Party is adjudged bankrupt or shall make a general assignment for the benefit of its creditors or any assignment in the nature of such a general assignment, or in case a receiver is appointed for its business, then this Agreement, at the option of the other Party, shall terminate forthwith upon written notice from the other party to the insolvent Party in the exercise of such option to terminate.

               9.4   Upon termination of this Agreement by RxNT pursuant to Section 9.2 above:

                       (a)   All obligations of eRXSYS to pay all sums due on or prior to the date of termination shall be due and payable upon the effective date of termination.

                       (b)   The licenses granted herein shall immediately terminate, except as provided below in this Section 9.4.

                       (c)   eRXSYS and its reproduction agents shall immediately discontinue all use, reproduction and distribution of the software and user documentation pertaining to the Licensed Products, except as provided in subpart (d) below.

                       (d)   eRXSYS shall deliver to RxNT or destroy all Licensed Products and related materials in its possession furnished hereunder by RxNT, together with all copies thereof, and shall warrant in writing within thirty (30) days of termination that the Licensed Products, related materials and all copies thereof have been returned to RxNT or erased or destroyed; provided, however, that eRXSYS may retain one copy of the Licenses Products and the related software and user documentation to be used solely for End User support services.

                        (e)   eRXSYS shall continue to be responsible for safeguarding the trade secrets and proprietary rights of RxNT in accordance with the terms of this Agreement.

                        (f)   End Users shall be permitted the continued and uninterrupted use of the Licensed Products for the balance of the term of their End User agreements provided that and so long as such End Users are not in default of their End User agreements.

                9.5   Upon termination of this Agreement by eRXSYS pursuant to Section 9.2 above:

                        (a)   All obligations of RxNT to pay all sums due on or prior to the date of termination shall be due and payable upon the effective date of termination.

                        (b)   The licenses granted herein shall immediately terminate, except as provided below in this Section 9.5.

                        (c)   eRXSYS and its reproduction agents shall immediately discontinue all use, reproduction and distribution of the software and user documentation pertaining to the Licensed Products, except as provided in subpart (d) below.

                        (d)   eRXSYS shall deliver to RxNT or destroy all Licensed Products and related materials in its possession furnished hereunder by RxNT, together with all copies thereof, and shall warrant in writing within thirty (30) days of termination that the Licensed Products, related materials and all copies thereof have been returned to RxNT or erased or destroyed; provided, however, that eRXSYS may retain one copy of the

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Licenses Products and the related software and user documentation to be used solely for End User support services.

                       (e)   eRXSYS shall continue to be responsible for safeguarding the trade secrets and proprietary rights of RxNT in accordance with the terms of this Agreement.

                       (f)   End Users shall be permitted the continued and uninterrupted use of the Licensed Products for the balance of the term of their End User agreements provided that and so long as such End Users are not in default of their End User agreements.

                       (g)   RxNT agrees not to directly or indirectly offer, sell or provide (i) the eRXSYS Product and Improvements (whether as a product or a service, or part of a product or service) or (ii) any Licensed Product (whether as a standalone product or in combination with any other product) to perform the Services to any state government or agency (including the State of Kentucky), physician group or healthcare organization, except as otherwise mutually agreed to in writing by the Parties.

                                                                                        X.   INFRINGEMENT BY OTHERS

             10.1   In the event during the Term there is any apparent infringement, by others, of the RxNT Technology and/or Licensed Products, the Parties agree that RxNT shall have the sole right to proceed against such infringers at RxNT’s sole discretion. All recoveries had or obtained in such suit shall belong to RxNT. However, if RxNT elects to proceed against such infringer, eRXSYS may, at its sole election, also proceed against such infringer, at eRXSYS's sole cost and expense, in which event all damages recovered by eRXSYS shall belong to eRXSYS.

                                                                                                  XI.   INDEMNIFICATION

             11.1   Indemnity by RxNT. Except as provided in Section 11.3 below, RxNT agrees at its expense to defend and indemnify eRXSYS for damages and reasonable costs incurred in any suit, claim or proceeding brought against eRXSYS alleging that the Licensed Products furnished and used within the scope of this Agreement infringes any third party’s intellectual property rights (including, without limitation, any patent, copyright, trademark or trade secret right) arising under United States law; provided that RxNT is promptly notified of any claim or suit brought against eRXSYS in respect of which eRXSYS intends to invoke the provisions of this Section 11.1, although the failure to so notify RxNT shall not release RxNT from its obligations under this Section 11.1 unless RxNT shall have been materially prejudiced by such failure. RxNT shall be responsible for the defense of any such action, and shall provide and keep eRXSYS fully informed on a current basis of RxNT’s defense and/or settlement of such claim or suit. eRXSYS shall reasonably cooperate in the defense of such claim or suit and shall have the right, but no obligation, to participate in the defense thereof at eRXSYS’s expense.

             11.2   Section 11.1 Exceptions. The indemnity obligations set forth in Section 11.1 above shall not extend to any claims of infringement resulting from, arising out of or related to (i) a modification of the Licensed Products by anyone other than RxNT without RxNT’s prior written consent (as provided in Section 3.2 above) if such infringement would not have arisen but for such modifications; (ii) a combination with any third party software or hardware where the infringement would not have occurred through the use of the Licensed Products alone; or (iii) use of a version of the Licensed Products other than the then-current version if infringement would have been avoided with the use of the then-current version, provided that RxNT had made such then-current version available for use by eRXSYS and eRXSYS Customers prior to the date of alleged infringement, at no cost to eRXSYS and eRXSYS Customers.

              11.3   Indemnification for Improvements. In the event that one of the Parties makes any Improvements (as provided in Section 3.2 above) (the "Improving Party"), then the Improving Party agrees at its expense to defend and indemnify the non-Improving Party for damages and reasonable costs incurred in

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any suit, claim or proceeding brought against the non-Improving Party alleging that the Improvements furnished and used within the scope of this Agreement infringes any third party’s intellectual property rights (including, without limitation, any patent, copyright, trademark or trade secret right) arising under United States law; provided that the Improving Party is promptly notified of any claim or suit brought against the non-Improving Party in respect of which the non-Improving Party intends to invoke the provisions of this Section 11.3, although the failure to so notify the Improving Party shall not release the Improving Party from its obligations under this Section 11.3 unless the Improving Party shall have been materially prejudiced by such failure. The Improving Party shall be responsible for the defense of any such action, and shall provide and keep the non-Improving Party fully informed on a current basis of the Improving Party’s defense and/or settlement of such claim or suit. The non-Improving Party shall reasonably cooperate in the defense of such claim or suit and shall have the right, but no obligation, to participate in the defense thereof at the non-Improving Party’s expense.

               11.4   In the event that the use of the Licensed Products by eRXSYS is enjoined or, in the event that RxNT desires to minimize its liabilities hereunder, RxNT may at its option and expense (i) substitute a fully equivalent non-infringing version of the Licensed Products, (ii) modify the infringing item so that it no longer infringes but remains functionally equivalent, or (iii) obtain for eRXSYS, the right to continue use of such item. THE FOREGOING STATES THE ENTIRE LIABILITY OF RxNT AND eRXSYS’S SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT OF PATENT, TRADEMARK COPYRIGHT OR OTHER PROPRIETARY RIGHTS.

                11.5   Indemnity by eRXSYS. eRXSYS agrees to indemnify and hold RxNT harmless from any claim or damages made against RxNT as a result of the negligence, misrepresentation, or error or omission on the part of eRXSYS or representatives of eRXSYS. eRXSYS shall be solely responsible for any claims, warranties or representations made by eRXSYS or eRXSYS’s employees or agents that differ from the warranty provided by RxNT to eRXSYS.

                11.6   Indemnity by RxNT. RxNT agrees to indemnify and hold eRXSYS harmless from any claim or damages made against eRXSYS as a result of the negligence, misrepresentation, or error or omission on the part of RxNT or representatives of RxNT. RxNT shall be solely responsible for any claims, warranties or representations made by RxNT or RxNT’s employees or agents that differ from the warranty provided by eRXSYS to RxNT.

                11.7   Limitation of Liability. Except for damages incurred by third party customers of eRXSYS and claimed against eRXSYS as a direct result of an infringement described in Section 11.1 above, NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING LOSS OF INCOME, PROFITS OR GOODWILL) ARISING UNDER OR IN RELATION TO THIS AGREEMENT WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT, EQUITY, NEGLIGENCE, INTENDED CONDUCT, TORT OR OTHERWISE AND EACH PARTY HEREBY WAIVES ANY CLAIMS WITH RESPECT THERETO. IN CONNECTION WITH THE CONDUCT OF ANY LITIGATION WITH THIRD PARTIES RELATING TO ANY LIABILITY OF ONE PARTY TO THE OTHER OR TO SUCH THIRD PARTIES, THE ONE PARTY SHALL HAVE ALL RIGHTS (INCLUDING THE RIGHT TO ACCEPT OR REJECT SETTLEMENT OFFERS AND TO PARTICIPATE IN SUCH LITIGATION) WHICH ARE APPROPRIATE TO ITS POTENTIAL RESPONSIBILITIES OR LIABILITIES.

                                                                                       XII.     PROPRIETARY INFORMATION

During the period from the date of disclosure until five (5) years after the termination of this Agreement, RxNT and eRXSYS, respectively, will treat and maintain the proprietary business, technical, patent prosecution and other proprietary information, to include the documentation and comments communicated between RxNT and eRXSYS (collectively, the "Proprietary Information") of the other Party in confidence (using at least the same degree of care as the recipient uses to protect its own Proprietary

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Information of a like nature) and only use such Proprietary Information in furtherance of this Agreement and the transactions and matters contemplated herein. Notwithstanding the foregoing, RxNT and eRXSYS may disclose Proprietary Information of the other Party to its employees, agents, consultants, contractors and permitted sublicensees, provided that each such person is bound by a like duty of confidentiality and restriction on use.

                12.2   In order to be considered Proprietary Information, proprietary information must be labeled or marked confidential or proprietary by the disclosing Party, or if communicated orally, must be followed-up in writing within thirty (30) days after disclosure and labeled as confidential or proprietary. The human-readable source code version of the Licensed Products, along with all other nonpublic technical and design information contained in or relating to the Licensed Product is hereby deemed the Proprietary Information of RxNT. The receiving Party shall not remove any proprietary or other legal notices from the Proprietary Information of the disclosing Party.

                 12.3   Exception. Neither Party shall not be liable for disclosure or use of any data or information which (i) was in the public domain at the time it was disclosed or falls within the public domain, except through the fault of the receiving Party; (ii) was known to receiving Party at the time of disclosure, which knowledge receiving Party shall have the burden of establishing by clear and convincing evidence; (iii) was disclosed to third parties after written approval of disclosing Party, specifically authorizing such disclosure; (iv) becomes known to receiving Party from a source other than disclosing Party without breach by the disclosing party; or (v) was independently developed by receiving Party without the benefit of confidential information received from disclosing Party, which independent development the receiving party shall have the burden of establishing by clear and convincing evidence.

                                                                                         XIII.   DISCLAIMER OF WARRANTIES

                 13.1   NEITHER RxNT NOR eRXSYS MAKE ANY WARRANTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OTHER THAN AS EXPRESSLY SET FORTH HEREIN AND EACH PARTY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

                 13.2   Nothing in this Agreement shall be construed as a warranty or representation by either party hereto (a) as to the validity, enforceability or scope of any patent, design patent or utility mode; (b) that any manufacture, sale, lease, import, use or other disposition of the RxNT Technology or Licensed Products will be free from infringement of any intellectual property right of third parties.

                 13.3   UNLESS THIS AGREEMENT PROVIDES OTHERWISE, UNDER NO CIRCUMSTANCES AND IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, REGARDLESS OF THE ACTIONS OR CONDUCT GIVING RISE TO SUCH PARTY’S CLAIM FOR SUCH DAMAGES.

                                                                                                 XIV.   SOURCE CODE ESCROW.

                 14.1   Addition to Escrow Account . Within sixty (60) days after the execution of this Agreement, RxNT will add eRXSYS as a beneficiary of its source code escrow account. RxNT shall maintain the current version of the Licensed Products on deposit with Raffa and Associates, P.C. [with offices in Washington D.C. (202) 955-6700], its escrow agent, for use when, and if, permitted under this Section 14.

                 14.2   Release Conditions . eRXSYS shall have the right to receive the escrowed source code only if the release conditions described in this Section are satisfied. A release of such escrowed source code will take place only if RxNT permanently ceases business in the ordinary course.

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                14.3   License . Subject to the terms and conditions of this Agreement, RxNT hereby grants to eRXSYS a personal, non-exclusive, nontransferable, nonassignable license, without the right to sublicense, solely to use and modify the escrowed source code for the Licensed Products for the sole purpose of supporting and maintaining the then-current version of the Licensed Products exclusively to the extent necessary for eRXSYS to fulfill its obligations to provide the Services to End Users ; provided, however, that Customer covenants not to exercise such license if, when and until a release of such materials occurs pursuant to such source code escrow agreement.

               14.4   Costs and Expense . eRXSYS shall pay the costs and expenses associated with adding and maintaining eRXSYS as a beneficiary under RxNT’s source code escrow account.

                                                                                           XV.   GENERAL PROVISIONS

               15.1   This Agreement shall be binding upon and inure to the benefit of RxNT and eRXSYS and their respective permitted successors and permitted assigns. Neither Party may assign this Agreement or any of its rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that either Party may assign this Agreement to any purchaser of all or substantially all of the assets of such Party or to any entity which acquires such Party in a merger or consolidation whereby such Party is not the surviving entity, without the consent of the other Party. Notwithstanding the foregoing, no Party may assign this Agreement to any purchaser or acquiring entity that is an Affiliate of such Party, without the prior written consent of the other Party. Any permitted assignment of this Agreement by either Party shall not relieve or release such Party from any of its duties or obligations under this Agreement. Each and every permitted successor and permitted assign to the interests of either Party to this Agreement shall hold such interests subject to the terms, conditions and provisions of this Agreement. In the event that this agreement is assigned by RxNT to any purchaser of all or substantially all of the assets of RxNT or to any entity which acquires RxNT in a merger or consolidation whereby RxNT is not the surviving entity (each a "RxNT Successor") such Rx NT successor shall be obligated to provide written notice of its intent not to renew any license term as provided in Section 9.1 above.

              15.2   Except as otherwise provided for in this Agreement, all disputes, claims and controversies between the Parties concerning this Agreement shall be submitted to arbitration before a panel of three arbitrators who shall apply applicable state and U.S. federal law. The arbitration shall be conducted according to the commercial arbitration rules and the rules governing large, complex cases of the American Arbitration Association. A Party shall commence arbitration under this Section by submitting a concise statement of its claim and a demand for arbitration to the other Party and to the American Arbitration Association. The decision and award of the arbitrators shall be final and binding, and the award so rendered may be entered in any court having jurisdiction thereof. The arbitration shall be held in Annapolis, Maryland, United States of America, or such other location as mutually agreed to by the Parties. Nothing in this Agreement shall preclude a Party from seeking equitable or injunctive relief from a court on an emergency, temporary or expedited basis prior to the pendency of an arbitration proceeding; provided that the arbitration panel, once appointed, shall have the power and authority to modify or rescind such relief.

              15.3   This Agreement, and the rights and obligations of the Parties hereunder, shall be construed and enforced in accordance with the laws of the State of Maryland, without regard to its choice of law principles.

              15.4   All notices required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, recognized overnight delivery service, recognized courier service or facsimile as follows:

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                                               To RxNT:                            Network Technology, Inc. 637 Tebbston Drive Pasadena, Maryland 21122
                                                                                          Attn: Randy Boldyga, President/CEO
                                                                                          Fax: 410-255-2223

                                               To eRXSYS:                       eRXSYS, Inc. 18662 MacArthur Blvd., Suite 200-15  Irvine, CA 92612
                                                                                          Attn: A.J. LaSota, President Fax: (949) 440-3253

Either Party may change its address or facsimile number by giving the other party notice of such change in accordance with this Section. A notice shall be deemed given (a) if by personal delivery, on the date of such delivery, (b) if by certified mail, on the date shown on the applicable return receipt, (c) if by courier service or overnight delivery service, on the day delivered, or (d) if by facsimile, on the date of transmission.

               15.5   This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subject matter hereof and supersedes all prior or contemporaneous proposals, oral or written, understandings, representations, conditions and all other communications between the Parties relating to such subject matter. Any other terms or conditions shall not be incorporated herein or be binding upon either Party unless expressly agreed to in writing by both Parties. This Agreement may not be amended without the prior written agreement of RxNT and eRXSYS.

               15.6   If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both Parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void. Further, this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same intended objective. If the remainder of this Agreement shall not be affected by such illegal, unenforceable or void provision and is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law.

              15.7   No delay or omission by either Party to exercise any right or power hereunder shall impair any right or power or be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants, conditions or agreements to be performed by the other Party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement contained herein. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise, and may be enforced concurrently therewith or from time to time.

              15.8   Each Party is an independent contractor. No employment relationship is created by this Agreement. Each Party's employees and sub-contractors will be under the sole and exclusive direction and control of that Party, will not be considered employees of the other Party for any purpose, and are ineligible for any employee benefits from the other Party. Each Party shall comply with all relevant and applicable U.S. and international local, state, and federal requirements, ordinances, regulations, and laws pertaining to the performance of this agreement.

             15.9   Captions, headings and titles in this Agreement are for reference purposes only and are neither part of this Agreement nor to be used for purposes of interpreting the Parties’ intent.

             15.10   Either Party may publicly disclose the existence of this Agreement and its broad purpose, but not any of the specific terms thereof, except as required by law.

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             15.11   This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the Parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

                                                                                                        NETWORK TECHNOLOGY, INC.

                                                                                                        Name:          Randy Boldyga

                                                                                                                            /s/ Randy Boldyga
                                                                                                        Signature: ___________________________

                                                                                                        Title: President/CEO

                                                                                                        eRXSYS, Inc.

                                                                                                        Name:          A.J. LaSota

                                                                                                                            /s/ A.J. LaSota
                                                                                                        Signature: ___________________________

                                                                                                        Title: President

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EXHIBIT A
LICENSED PRODUCTS

  Web-based electronic prescription writing product supported in the current Internet Explorer browser environment. Palm OS based product  supported in the current Palm OS environment
  Third party drug database and drug reference
  Customized sigs creator for frequently prescribed drugs.
  Drug Utilization Review (DUR): drug-to-drug, drug-to-food, and duplicate therapy.
  RxNT proprietary pharmacy list (72,000 + pharmacies).
  Flexible print and send options:
          Print script through hot-sync to local printer.
          Send script to pharmacy of choice through hot-syncing PDA or through wireless transmission (requires wireless PDA).
  RxNT to RxHub interface for patient specific formularies
  RxNT to RxHub interface for patient prescription plan eligibility
  RxNT to RxHub patient medication history based on Rx card

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